As filed with the United States Securities and Exchange Commission on July 9, 2024

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	35-0257090
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

500 Jackson Street

Box 3005

Columbus, Indiana 47202-3005

(Address, Including Zip Code, of Principal Executive Offices)

Cummins Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Mark A. Smith

Vice President— Chief Financial Officer

500 Jackson Street

P.O. Box 3005

Columbus, Indiana 47202-3005

(812) 377-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
Nicole Y. Lamb-Hale
Vice President – Chief Legal Officer and Corporate Secretary

500 Jackson Street
P.O. Box 3005
Columbus, Indiana 47202-3005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 3,000,000 additional shares of Common Stock, par value $2.50 per share (the “Common Stock”), of Cummins Inc. (the “Company” or the “Registrant”) in connection with the Company’s Employee Stock Purchase Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (Registration Nos. 333-67391 and 333-218387), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Restated Articles of Incorporation, as amended and restated, effective as of May 8, 2018 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2018 (File No. 001-04949)).

4.2	By-Laws, as amended and restated, effective as of February 12, 2019 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Cummins Inc. with the Securities and Exchange Commission on February 13, 2019 (File No. 001-04949)).

4.3	Cummins Inc. Employee Stock Purchase Plan, as amended (incorporated by reference to Annex B to the Company's definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 27, 2023 (File No. 001-04949)).

23	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included on the signature page hereto).

107	Filing Fee Table.

Item 9.	Undertakings.

(a)        The undersigned Registrant hereby undertakes:

    (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

    (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 9th day of July, 2024.

CUMMINS INC.

By:	/s/ Luther E. Peters
Luther E. Peters
Vice President – Corporate Controller

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 9, 2024 in the capacities indicated. Each person whose signature appears below constitutes and appoints Mark A. Smith, Nicole Y. Lamb-Hale and Luther E. Peters, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Jennifer Rumsey	Chair and Chief Executive Officer
Jennifer Rumsey	(Principal Executive Officer)

/s/ Mark A. Smith	Vice President and Chief Financial Officer
Mark A. Smith	(Principal Financial Officer)

/s/ Luther E. Peters	Vice President – Corporate Controller
Luther E. Peters	(Principal Accounting Officer)

/s/ Gary L. Belske	Director
Gary L. Belske

/s/ Robert J. Bernhard	Director
Robert J. Bernhard

/s/ Bruno V. Di Leo Allen	Director
Bruno V. Di Leo Allen

/s/ Daniel W. Fisher	Director
Daniel W. Fisher

/s/ Carla A. Harris	Director
Carla A. Harris

/s/ Thomas J. Lynch	Director
Thomas J. Lynch

/s/ William I. Miller	Director
William I. Miller

/s/ Kimberly A. Nelson	Director
Kimberly A. Nelson

/s/ Karen H. Quintos	Director
Karen H. Quintos

/s/ John H. Stone	Director
John H. Stone